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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



Date of Report (Date of earliest event reported):  June 1, 1998



                                  SHOPPING.COM
             (Exact name of registrant as specified in its charter)


       CALIFORNIA                    333-36215                  33-0733679
    (State or other                 (Commission              (I.R.S. Employer
      jurisdiction                  File Number)             Identification No.)
   of incorporation)



                       2101 E. COAST HIGHWAY, GARDEN LEVEL
                        CORONA DEL MAR, CALIFORNIA                  92625
                      (Address of principal executive offices)    (Zip Code)



Registrant's telephone number, including area code:  (714) 640-4393



--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

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ITEM 5 OTHER EVENTS.

       On June 1, 1998, the Board of Directors accepted the resignation of Robert J. McNulty from his positions as President and Chief Executive Officer and as a board member of Shopping.com (the "Company") for personal reasons. (Resignation letter is attached as Exhibit 20.2). The Company has appointed John Markley as Chief Executive Officer and President to replace Mr. McNulty and assume such responsibilities effective immediately. (Employment Agreement dated June 1, 1998 is attached as 10.20).

       Mr. Markley has also been appointed to the board of directors to fill the vacancy created by Mr. McNulty's resignation. Mr. Markley is currently the founder of Allwoods Management Group providing management consulting to businesses primarily in the areas of retailing and real estate. From 1989 until present, Mr. Markley has served as the Chairman of the Board and Chief Executive Officer of Pay N' Pak Home Centers, a regional chain of 102 Home Improvement Centers with annual sales in excess of $498 million who filed for protection under the Federal Bankruptcy Code (11USC) in 1991. Mr. Markley also held the position of President and Chief Executive Officer of the W. R. Grace Western Region Home Center Division, building and managing a regional chain of 94 Home Improvement Centers operating in six Western States with annual sales in excess of $450 million. Mr. Markley has over twenty five years experience in the retail industry. From 1985-1989, Mr. Markley was the founder and managing broker for six offices of Re/Max Realtors in Southern California with sales of $200 million in residential and commercial real estate. Prior to this, Mr. Markley was Executive Vice President & General Manager of Cashways Building Materials, a chain of 12 Home Improvement stores with annual sales in excess of $100 million. (Press Release dated June 5, 1998 is attached as 99.1).

       Effective June 1, 1998, the Company entered into a Termination and Buy-Out Agreement with Mr. McNulty terminating his Employment Agreement dated May 1, 1997 whereby he will receive cash consideration, which is to be paid over the next two years and options to purchase shares of the Company's common stock. (Termination Agreement dated June 1, 1998 is attached as 10-21).

       Effective June 1, 1998, the Company entered into a three year consulting agreement with Cyber Depot, Inc., a California corporation whereby Cyber Depot's principal, Mr. Robert McNulty, will act as a consultant to the Company providing general services relating to the operation, promotion, strategic planning marketing, geographic expansion and financing of the Company's business. (Consulting Agreement dated June 1, 1998 is attached as 10.21).

       Also effective June 1, 1998, Mr. McNulty granted irrevocable proxies, expiring on the earlier of (i) June 1, 2000 or (ii) any time after June 1, 1999 if it is determined by the Board of Directors of the Company that the Agreement is no longer in the best interest of the Company, to Douglas Hay a director and Executive Vice President of the Company for 204,750 shares, Paul J. Hill, a director of the Company, for 204,750 shares, Edward F. Bradley, a director of the Company, for 204,750 shares and John Markley for 204,750 shares. Cyber Depot, Inc., in which Mr. McNulty is a principal, has granted an irrevocable proxy to Frank Denny the Chairman of the Board, for 250,000 shares expiring on the earlier of (i) June 1, 2000 or (ii) any time after June 1, 1999 if it is determined by the Board of Directors of the Corporation that the Agreement is no longer in the best interest of the Company. The five proxies totaling 1,069,000 shares of common stock represent all of the issued and outstanding shares of common stock in the Company owned and controlled by Mr. McNulty.
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ITEM 7 EXHIBITS.

       The following exhibits are filed as part of this report in accordance with the provisions of Item 601 of Regulation S-B:


Exhibit   Name of Exhibit
-------   ---------------

  7.1     Irrevocable Proxy dated June 1, 1998 from Cyber Depot, Inc. to Frank
          W. Denny

  7.2     Irrevocable Proxy dated June 1, 1998 from Robert J. McNulty to Doug
          Hay

  7.3     Irrevocable Proxy dated June 1, 1998 from Robert J. McNulty to Paul J.
          Hill

  7.4     Irrevocable Proxy dated June 1, 1998 from Robert J. McNulty to Edward
          F. Bradley

  7.5     Irrevocable Proxy dated June 1, 1998 from Robert J. McNulty to John
          Markley

 10.20 Employment Agreement between the Company, Shopping.com and John H. Markley Dated June 1, 1998

 10.21 Termination and Buy-Out Agreement between the Company, Shopping.com and Robert J. McNulty Dated June 1, 1998.

 10.22 Consulting Agreement between the Company, Shopping.com and Cyber Depot, Inc. Dated June 1, 1998

 10.23 Consulting Agreement between the Company, Shopping.com and Stilden Co., Inc. Dated April 1, 1998

 20.2     Letter of Resignation dated June 1, 1998 from Robert J. McNulty

 99.3     Press Release Dated June 5, 1998


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      SHOPPING.COM


Date: June 9, 1998                    By:  /s/ Kristine E. Webster
                                           --------------------------------
                                           Kristine E. Webster
                                           Chief Financial Officer and Treasurer
                                           (Principal Accounting Officer)

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                                  EXHIBIT INDEX


Exhibit   Name of Exhibit
-------   ---------------

  7.1     Irrevocable Proxy dated June 1, 1998 from Cyber Depot, Inc. to Frank
          W. Denny

  7.2     Irrevocable Proxy dated June 1, 1998 from Robert J. McNulty to Doug
          Hay

  7.3     Irrevocable Proxy dated June 1, 1998 from Robert J. McNulty to Paul J.
          Hill

  7.4     Irrevocable Proxy dated June 1, 1998 from Robert J. McNulty to Edward
          F. Bradley

  7.5     Irrevocable Proxy dated June 1, 1998 from Robert J. McNulty to John
          Markley

 10.20 Employment Agreement between the Company, Shopping.com and John H. Markley Dated June 1, 1998

 10.21 Termination and Buy-Out Agreement between the Company, Shopping.com and Robert J. McNulty Dated June 1, 1998.

 10.22 Consulting Agreement between the Company, Shopping.com and Cyber Depot, Inc. Dated June 1, 1998

 10.23 Consulting Agreement between the Company, Shopping.com and Stilden Co., Inc. Dated April 1, 1998

 20.2     Letter of Resignation dated June 1, 1998 from Robert J. McNulty

 99.1     Press Release dated June 5, 1998